UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Forbearance Agreements and Subordination Agreement

On September 15, 2022, Evofem Biosciences, Inc. (the “Company”) entered into agreements as described below, pursuant to which it exchanged approximately $24.7 million of its outstanding debt obligations into rights to acquire approximately 117,760,093 shares of its common stock, par value $0.0001 per share (the “Common Stock”), and entered into forbearance arrangements with all its remaining lenders for existing defaults.

On September 15, 2022, the Company entered into a (i) Forbearance Agreement (the “Secured Creditor Forbearance Agreement”) with certain institutional investors (the “Secured Note Purchasers”) and their designated agent (the “Designated Agent”), and (ii) a Forbearance Agreement (the “Adjuvant Forbearance Agreement,” and together with the Secured Creditor Forbearance Agreement, the “Forbearance Agreements”) with Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology Fund DE, L.P. (together, the “Adjuvant Purchasers”). Pursuant to the Forbearance Agreements, the Secured Note Purchasers and Adjuvant Purchasers, among other things, agreed to forbear from exercising any of their rights and remedies during the Forbearance Period (as defined below), but solely with respect to the specified events of default provided under the Forbearance Agreements. In exchange for the forbearances and the amendments to the Secured Creditor Purchase Agreement described below, the Company agreed to adjust the aggregate balance of the Secured Notes (as defined below) to $44.1 million, which principal amount includes delinquent interest payments that the Secured Note Purchasers agreed to forego in cash, as well as certain expenses incurred by the Designated Agent. Prior to entering into the Forbearance Agreement, the aggregate balance of the Secured Notes, after giving effect to the Default Notice (defined below), was approximately $97.1 million (or $29.4 million prior to the events of default).

The “Forbearance Period” means the period from September 15, 2022 to the date on which a Forbearance Termination Event first occurs, and the term “Forbearance Termination Event” shall mean the earliest of:

1.the first date after December 31, 2022 on which the Company’s total cash balance falls below $1.0 million,

2.the occurrence of any event of default other than the specified defaults which is not timely cured in accordance with the governing provisions, if any, of the Secured Creditor Purchase Agreement or Adjuvant Purchase Agreement (in each case, as defined below), as applicable,

3.the failure of the Company to timely comply with any term or agreement set forth in the Forbearance Agreements in any material respect,

4.an acceleration by the requisite purchasers or investors, as applicable, under and in accordance with (x) the Adjuvant Purchase Agreement or Secured Creditor Purchase Agreement, (y) the Securities Purchase Agreement, dated as of March 1, 2022, by and among the Company and each investor listed therein, or (z) any other indebtedness for borrowed money incurred or guaranteed by any loan party (collectively, the “Other Note Agreements”), as applicable,

5.the date that the Company enters into any forbearance or similar agreement with the purchasers or investors, as applicable, under any Other Note Agreement solely to the extent such forbearance or similar agreement requires the Company to make any payment to such purchasers or investors in cash (excluding, for the avoidance of doubt, (i) permitted payment of regularly scheduled principal and interest and reimbursement of fees and expenses in the ordinary course of business, (ii) the Secured Creditor Forbearance Agreement or Adjuvant Forbearance Agreement, as applicable, and the Exchange Agreements (as defined below)),

6.the date that the Company first challenges the validity or enforceability of the actions contemplated under the Forbearance Agreements or the validity or enforceability of the rights of the Secured Note Purchasers, Adjuvant Purchasers, or Designated Agent under the Secured Creditor Purchase Agreement or Adjuvant Purchase Agreement, as applicable (and the ancillary agreements thereunder), or in the case of the Secured Creditor Forbearance Agreement, the warrants issued in connection with that certain Underwriting Agreement, dated as of May 20, 2022, by and between the Company and Piper Sandler & Co.

In addition, on September 15, 2022, the Secured Note Purchasers and Adjuvant Purchasers entered into a Subordination Agreement (the “Subordination Agreement”), which was accepted and agreed to by the Company, for the purposes of subordinating the Adjuvant Purchasers’ right of payment under the Adjuvant Notes to the security interest and right of payment of the Secured Note Purchasers.

Each of the Secured Creditor Forbearance Agreement, Adjuvant Forbearance Agreement and Subordination Agreement contain customary representations, warranties, covenants, releases, and other agreements by the parties thereto. The representations, warranties, covenants, and other agreements made in the Secured Creditor Forbearance Agreement, Adjuvant Forbearance Agreement and Subordination Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing summaries of the Secured Creditor Forbearance Agreement, Adjuvant Forbearance Agreement, and Subordination Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Report, which are incorporated herein by reference.

Note Exchange Agreements and Common Stock Rights

The Company previously entered into Amendment and Exchange Agreements with certain institutional Investors (the “Investors”), pursuant to which the Investors were issued 5.0% senior subordinated notes with an aggregate principal amount of $22.2 million (the “Existing Investor Notes”) in exchange for certain securities and senior subordinated notes previously held by the Investors. In addition, the Company previously entered into a Securities Purchase Agreement (the “Adjuvant Purchase Agreement”) with the Adjuvant Purchasers, pursuant to which the Company sold unsecured convertible promissory notes in aggregate principal amount of $25 million of (the “Existing Adjuvant Notes”) in a private placement.

On September 15, 2022, the Company entered into Amendment and Exchange Agreements (the “Exchange Agreements”) with (i) each of the Investors (the “Investor Exchange Agreements”), pursuant to which the Investors agreed to exchange the Existing Investor Notes for prepaid rights to receive 104,029,723 shares of Common Stock (such prepaid right, the “Rights” and such underlying shares of Common Stock, the “Right Shares”, collectively with the Rights, the “Securities”) (the “Investor Exchange”) and (ii) the Adjuvant Purchasers (the “Adjuvant Exchange Agreement”), pursuant to which the Adjuvant Purchasers agreed to exchange approximately 10% of the outstanding amount of the Existing Adjuvant Notes for a Right to receive 13,730,370 shares of Common Stock (the “Adjuvant Exchange”, and together with the Investor Exchange, the “Exchanges”). The Investors also waived certain anti-dilution share adjustment provisions with respect to shares underlying warrants held by the Investors.

The Rights obligate the Company to issue to the Investors or Adjuvant Purchasers, as applicable, upon request (without the payment of additional consideration) an aggregate of 117,760,093 shares of Common Stock. The number of Right Shares for each Right is initially fixed, but is subject to certain customary adjustments, and, until the second anniversary of issuance, adjustments for certain dilutive Company equity issuances. The Rights expire on June 28, 2027.

The Investors and Adjuvant Purchasers will not be able to exercise the Rights and receive Right Shares to the extent that after giving effect to such issuance after exercise, the Investors or Adjuvant Purchasers (together with the Investors’ or Adjuvant Purchasers’ affiliates, as applicable), would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Right. The Investors and Adjuvant Purchasers may increase the 4.99% ownership limitation, upon not less than 61 days’ prior notice to the Company, provided that the beneficial ownership limitation may in no event exceed 9.99% of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Right.

As provided under the Investor Exchange Agreements, following the initial delivery of the Rights to the Investors, the Existing Investor Notes will be exchanged, with the Company owing no further obligations thereunder. The Company will not receive any cash proceeds from the issuance of the Securities.

The Exchanges are exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Exchange Agreements contain customary representations, warranties, covenants, and other agreements by the Company, Investors, and Adjuvant Purchasers. The representations, warranties, covenants, and other agreements made in the Exchange Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This Report does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The foregoing summaries of the Investor Exchange Agreements, Adjuvant Exchange Agreements, and the Rights do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.4, 10.5 and 10.6, respectively, to this Report, which are incorporated herein by reference.

Amendments to Purchase Agreements

On September 15, 2022, the Company entered into a third amendment (the “Secured Creditor Amendment”) to the Securities Purchase and Security Agreement (the “Secured Creditor Purchase Agreement”), by and among the Company, the Secured Note Purchasers and their designated agent (the “Designated Agent”), pursuant to which the Secured Note Purchasers purchased certain convertible promissory notes (the “Secured Notes”). Pursuant to the Secured Creditor Amendment, among other things, the conversion price of the Secured Notes was amended to equal $0.21, subject to adjustment for certain dilutive Company equity issuance adjustments for a two-year period, removal of an interest make-whole payment due in certain circumstances, and certain change of control and liquidation payment amounts were reduced from three times the outstanding amounts of the Secured Notes to two times the outstanding amounts of the Secured Notes. In addition, the Secured Creditor Agreement provides that the Company may make future interest payments to the Secured Note Purchasers in kind or in cash, at the Company’s option.

On September 15, 2022, the Company also entered into a second amendment (the “Adjuvant Amendment”) to the Adjuvant Purchase Agreement. Pursuant to the Adjuvant Amendment, among other things, the conversion price of the Adjuvant Notes was amended to equal $0.21, subject to adjustment for certain dilutive Company equity issuance adjustments for a two-year period.

As set forth in the Secured Creditor Amendment and Adjuvant Amendment, the Company’s obligation to reserve shares of its Common Stock for issuance pursuant to the Secured Notes and Adjuvant Notes was waived until January 31, 2023 and the holders of warrants to purchase shares of Common Stock waived certain anti-dilution share adjustment provisions.
Following the completion of the above transactions on September 15, 2022, approximately $44.1 million remained outstanding pursuant to the Secured Creditor Notes, approximately $26.0 million remained outstanding pursuant to the Adjuvant Notes and no amounts remained outstanding pursuant to the Investor Notes. The first tranche of the Senior Creditor Notes is due on April 24, 2025, and the second tranche is due on June 9, 2025. The Adjuvant Notes are due on October 14, 2025. The Company currently expects its existing cash resources to support its planned operations through mid October 2022.

The foregoing summaries of the Secured Creditor Amendment and Adjuvant Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.7 and 10.8, respectively, to this Report, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item and included in Item 1.01 of this Report is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On September 12, 2022, the Company received a notice of default (the “Default Notice”) from the Secured Note Purchasers alleging events of default with respect to the Secured Creditor Purchase Agreement. In the Default Notice, the Secured Note Purchasers state that the Company failed to maintain the listing of its Common Stock on the Nasdaq Stock Market, which failure persisted for 15 business days, constituting a violation of the Secured Creditor Purchase Agreement. Additionally, the Secured Note Purchasers alleged that the Company was required to make interest payments in the aggregate amount of $1.4 million on March 31, 2022 and June 30, 2022, that the Company’s failure to make such payments constituted an event of default under the Secured Creditor Purchase Agreement and that the Secured Note Purchasers, in its capacity as Designated Agent, had accelerated payment of all amounts due under the Secured Creditor Purchase Agreement (assuming such an acceleration, approximately $97.1 million as of September 15, 2022). In the Default Notice, the Secured Note Purchasers reserved all rights and remedies resulting from the event of default or otherwise.

These alleged defaults and acceleration of the debt under the Secured Note Purchase Agreement would have constituted an event of default under the cross-default provisions of the Existing Investor Notes. As of the date of this report, the Investors had not accelerated the outstanding amount due under the Existing Investor Notes. This acceleration would have resulted in approximately $21.8 million (as of September 15, 2022) being immediately due and payable pursuant to the terms of the Existing Investor Notes.

This default and acceleration of the debt under the Secured Note Purchase Agreement may also have given rise to an event of default under the cross-default provisions of the Adjuvant Purchase Agreement, if it remained uncured for a period of at least 60 days. Such an acceleration would have resulted in approximately $28.8 million (as of September 15, 2022) being immediately due and payable pursuant to the terms of the Adjuvant Purchase Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.
The disclosure required by this Item and included in Item 1.01 of this Report is incorporated herein by reference.

Item 8.01.	Other Information.
On September 16, 2022, the Company issued a press release announcing certain of the transactions reported herein. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Forbearance Agreement, dated as of September 15, 2022, by and among Evofem Biosciences, Inc. and certain institutional investors.
10.2*	Forbearance Agreement, dated as of September 15, 2022, by and among Evofem Biosciences, Inc., Adjuvant Global Health Technology Fund, LP, and Adjuvant Global Health Technology Fund, DE, LP.
10.3
Subordination Agreement, dated as of September 15, 2022, by and among Global Health Technology Fund, LP, Adjuvant Global Health Technology Fund, DE, LP, and certain institutional investors and their designated agent.

10.4*	Form of Investor Exchange Agreement.
10.5*	Form of Adjuvant Exchange Agreement.
10.6	Form of Right.
10.7	Third Amendment to Securities Purchase and Security Agreement, dated as of September 15, 2022, by and among Evofem Biosciences, Inc., certain institutional investor and their designated agent.
10.8
Second Amendment to Securities Purchase Agreement, dated as of September 15, 2022, by and among Evofem Biosciences, Inc., Adjuvant Global Health Technology Fund, LP, and Adjuvant Global Health Technology Fund, DE, LP.

99.1	Press Release, dated September 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: September 16, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer